Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2018 SECOND QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.125 PER SHARE

ARLINGTON, Texas (Business Wire) - April 26, 2018
Fiscal 2018 Second Quarter Highlights - comparisons to the prior year quarter

•	Net income attributable to D.R. Horton increased 53% to $351.0 million or $0.91 per diluted share

•	Consolidated pre-tax income increased 26% to $444.8 million

•	Consolidated pre-tax profit margin improved 80 basis points to 11.7%

•	Net sales orders increased 13% in value to $4.7 billion and 13% in homes to 15,828

•	Homes closed increased 16% in value to $3.7 billion and 15% in homes to 12,281

•	Increasing fiscal 2018 guidance for consolidated pre-tax profit margin to a range of 12.1% to 12.3%

•	Increasing fiscal 2018 guidance for cash flow from operations to at least $800 million excluding Forestar
D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income attributable to D.R. Horton for the second fiscal quarter increased 53% to $351.0 million, or $0.91 per diluted share, compared to $229.2 million, or $0.60 per diluted share, in the same quarter of fiscal 2017. Homebuilding revenue for the second quarter of fiscal 2018 increased 16% to $3.7 billion from $3.2 billion in the same quarter of fiscal 2017. Homes closed in the quarter increased 15% to 12,281 homes compared to 10,685 homes closed in the same quarter of fiscal 2017. The current quarter results included $30.1 million of pre-tax inventory and land option charges to cost of sales, of which $24.5 million related to the settlement of an outstanding dispute associated with a land transaction.

For the six months ended March 31, 2018, net income attributable to D.R. Horton increased 24% to $540.3 million, or $1.41 per diluted share, compared to $436.1 million, or $1.15 per diluted share, in the same period of fiscal 2017. Homebuilding revenue for the first six months of fiscal 2018 increased 15% to $6.9 billion from $6.0 billion in the same period of fiscal 2017. Homes closed in the first six months of 2018 increased 15% to 23,069 homes compared to 20,089 homes closed in the same period of fiscal 2017.

The Company’s effective tax rates for the three and six month periods ended March 31, 2018 reflect a tax benefit from the rate reduction from the December Tax Cuts and Jobs Act of 2017 (Tax Act), an excess tax benefit related to stock-based compensation and the February Bipartisan Budget Act of 2018, which retroactively reinstated the federal tax credit for energy-efficient homes. The six-month period ended March 31, 2018 included a one-time non-cash income tax charge of $108.7 million to re-measure the Company’s net deferred tax assets as a result of the Tax Act.

Net sales orders for the second quarter ended March 31, 2018 increased 13% to 15,828 homes and 13% in value to $4.7 billion compared to 13,991 homes and $4.2 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the second quarter of fiscal 2018 was 19% compared to 20% in the prior year quarter. Net sales orders for the first six months of fiscal 2018 increased 14% to 26,581 homes and 15% in value to $8.0 billion compared to 23,232 homes and $7.0 billion in the same period of fiscal 2017.

The Company’s homes in inventory at March 31, 2018 increased 8% to 29,400 homes compared to 27,100 homes at March 31, 2017. The Company's homebuilding land and lot portfolio at March 31, 2018 increased 13% to 257,700 lots, of which 48% were owned and 52% were controlled through option contracts, compared to 227,300 lots at March 31, 2017, of which 52% were owned and 48% were controlled through option contracts.

The Company ended the second quarter with $528.9 million of homebuilding unrestricted cash and a homebuilding debt to total capital ratio of 24.2%. Homebuilding debt to total capital consists of homebuilding notes payable divided by stockholders’ equity plus homebuilding notes payable.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered strong results in our second quarter. Net income in the second quarter of fiscal 2018 increased 53% to $351 million on a 17% increase in consolidated revenues to $3.8 billion. Our pre-tax profit margin improved 80 basis points to 11.7%, and our net sales orders increased 13%. These results reflect the strength of our experienced operational teams, diverse product offerings from our family of brands and solid market conditions across our broad national footprint.

“Our balance sheet strength, liquidity and continued earnings growth are increasing our strategic and financial flexibility, and we plan to maintain our disciplined, opportunistic position to enhance the long-term value of our company. We continue to expect to grow our revenues and pre-tax profits at a double-digit annual pace, while generating increasing annual operating cash flows and returns. With 29,400 homes in inventory at the end of March and 258,000 lots owned and controlled, we are well-positioned for the remainder of fiscal 2018 and future years.”

Share Repurchases and Dividends
During the second quarter of fiscal 2018, the Company paid cash dividends of $47.1 million and repurchased 500,000 shares of common stock for $22.5 million. The Company’s remaining stock repurchase authorization at March 31, 2018 was $152.1 million. The Company has also declared a quarterly cash dividend of $0.125 per common share that is payable on May 25, 2018 to stockholders of record on May 11, 2018.

Forestar Segment
Forestar Group Inc. (NYSE:FOR)(“Forestar”), a majority-owned subsidiary of D.R. Horton, is a publicly-traded residential and real estate development company, which currently operates in 18 markets and 10 states. Forestar’s operating results for the three-month period ended March 31, 2018 and from October 5, 2017 (acquisition date) through March 31, 2018 are fully consolidated in the Company’s financial statements with the 25% interest not owned by the Company reported as noncontrolling interests.

During the quarter, Forestar sold a portion of its assets for $232.0 million and recognized a gain on the sale of $0.7 million. This strategic asset sale included projects owned both directly and indirectly through ventures and consisted of approximately 750 developed and under development lots, over 4,000 undeveloped lots, 730 unentitled acres, an interest in one multi-family operating property and a multi-family development site. The net proceeds after purchase price adjustments and other costs associated with selling these projects was $217.5 million.

Forestar’s results of operations for the three-month period ended March 31, 2018 and from the acquisition date through March 31, 2018 are included in the Company’s segment information following the consolidated financials. On its conference call today, the Company will provide an update on Forestar’s operations and expectations regarding Forestar's investment and growth plans.

Guidance
Based on current market conditions and the Company’s results for the first six months of fiscal 2018, D.R. Horton is updating its fiscal 2018 guidance as follows:

•	Consolidated pre-tax profit margin of 12.1% to 12.3% compared to prior guidance of 11.8% to 12.0%

•	Consolidated revenues between $15.9 billion and $16.3 billion

•	Homes closed between 51,500 and 52,500 homes

•	Home sales gross margin in the range of 20.5% to 21.0%, with potential quarterly fluctuations that may be outside of this range

•	Income tax rate of approximately 25%, excluding the first quarter non-cash charge to reduce net deferred tax assets as a result of the Tax Act

•	Cash flow from operations of at least $800 million excluding Forestar, an increase of $100 million from prior guidance due primarily to a higher expected pre-tax profit margin

D.R. Horton reaffirms its previously issued fiscal 2018 guidance for other metrics including:

•	Homebuilding SG&A expense of around 8.7% of homebuilding revenues

•	Financial services operating margin of approximately 30%

•	Outstanding share count increase of less than 1%

Presentation
Consistent with the first quarter of fiscal 2018, the Company’s consolidated balance sheets and statements of operations present its homebuilding, Forestar land development, financial services and other operations on a combined basis. Prior year amounts have also been combined to reflect this presentation. See the segment information following the consolidated financials for detailed financial information for all of the Company’s reporting segments.

Conference Call and Webcast Details
The Company will host a conference call today (Thursday, April 26) at 8:30 a.m. Eastern Time. The dial-in number is 877-407-8033, and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States for sixteen consecutive years. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 79 markets in 26 states across the United States and closed 48,731 homes in the twelve-month period ended March 31, 2018. The Company is engaged in the construction and sale of high-quality homes through its diverse brand portfolio that includes D.R. Horton, Emerald Homes, Express Homes and Freedom Homes with sales prices ranging from $100,000 to over $1,000,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that our balance sheet strength, liquidity and continued earnings growth are increasing our strategic and financial flexibility, and we plan to maintain our disciplined, opportunistic position to enhance the long-term value of our company; we continue to expect to grow our revenues and pre-tax profits at a double-digit annual pace, while generating increasing annual operating cash flows and returns; and with 29,400 homes in inventory at the end of March and 258,000 lots owned and controlled, we are well-positioned for the remainder of fiscal 2018 and future years. The forward-looking statements also include all metrics in the Guidance section of this release and in the Forestar segment information.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding industry and changes in economic, real estate and other conditions; constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land and lot inventory; our ability to effect our growth strategies, acquisitions or investments successfully; home warranty and construction defect claims; the effects of a health and safety incident; the effects of negative publicity; supply shortages and other risks of acquiring land, building materials and skilled labor; the impact of an inflationary, deflationary or higher interest rate environment; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; our significant debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within the homebuilding and financial services industries; the effects of the loss of key personnel; and information technology failures and data security breaches. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and our most recent quarterly report on Form 10-Q, both of which are filed with the Securities and Exchange Commission (SEC).

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Vice President of Investor Relations
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31, 2018	September 30, 2017
	(In millions)
ASSETS
Cash and cash equivalents	$1,010.8	$1,007.8
Restricted cash	55.4	16.5
Inventories:
Construction in progress and finished homes	5,119.6	4,606.0
Residential land and lots — developed, under development, held for development and held for sale	5,024.8	4,631.1
	10,144.4	9,237.1
Investment in unconsolidated entities	32.1	—
Mortgage loans held for sale	658.2	587.3
Deferred income taxes, net of valuation allowance of $25.9 million and $11.2 million at March 31, 2018 and September 30, 2017, respectively	219.9	365.0
Property and equipment, net	380.4	325.0
Other assets	607.7	565.9
Goodwill	109.2	80.0
Total assets	$13,218.1	$12,184.6
LIABILITIES
Accounts payable	$582.7	$580.4
Accrued expenses and other liabilities	1,029.6	985.0
Notes payable	3,233.9	2,871.6
Total liabilities	4,846.2	4,437.0

EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 387,459,588 shares issued and 377,409,517 shares outstanding at March 31, 2018 and 384,036,150 shares issued and 374,986,079 shares outstanding at September 30, 2017	3.9	3.8
Additional paid-in capital	3,045.7	2,992.2
Retained earnings	5,392.1	4,946.0
Treasury stock, 10,050,071 shares and 9,050,071 shares at March 31, 2018 and September 30, 2017, respectively, at cost	(242.8)	(194.9)
Stockholders’ equity	8,198.9	7,747.1
Noncontrolling interests	173.0	0.5
Total equity	8,371.9	7,747.6
Total liabilities and equity	$13,218.1	$12,184.6

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
	(In millions, except per share data)
Revenues	$3,794.7	$3,251.3	$7,127.6	$6,155.5
Cost of sales	2,961.6	2,549.9	5,541.8	4,817.8
Selling, general and administrative expense	400.9	355.2	785.1	681.0
Equity in earnings of unconsolidated entities	(0.4)	—	(2.7)	—
Gain on sale of assets	(1.1)	—	(14.5)	—
Other (income) expense	(11.1)	(7.7)	(18.2)	(15.4)
Income before income taxes	444.8	353.9	836.1	672.1
Income tax expense	94.0	124.7	296.4	236.0
Net income	350.8	229.2	539.7	436.1
Net loss attributable to noncontrolling interests	(0.2)	—	(0.6)	—
Net income attributable to D.R. Horton, Inc.	$351.0	$229.2	$540.3	$436.1
Basic:
Net income per share	$0.93	$0.61	$1.44	$1.17
Weighted average number of common shares	376.8	374.4	376.3	373.8
Diluted:
Net income per share	$0.91	$0.60	$1.41	$1.15
Adjusted weighted average number of common shares	383.9	378.9	383.8	378.1
Other Consolidated Financial Data:
Interest charged to cost of sales	$32.0	$37.3	$60.6	$72.0
Depreciation and amortization	$16.9	$12.9	$33.1	$27.3
Interest incurred	$31.8	$33.5	$62.8	$67.0

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended March 31,
	2018	2017
	(In millions)
OPERATING ACTIVITIES
Net income	$539.7	$436.1
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	33.1	27.3
Amortization of discounts and fees	2.4	2.6
Stock based compensation expense	31.0	26.1
Equity in earnings of unconsolidated entities	(2.7)	—
Distributions of earnings of unconsolidated entities	0.2	—
Excess income tax benefit from employee stock awards	—	(8.7)
Deferred income taxes	145.0	24.1
Inventory and land option charges	33.8	14.5
Gain on sale of assets	(14.5)	—
Changes in operating assets and liabilities:
Increase in construction in progress and finished homes	(514.5)	(603.5)
Increase in residential land and lots – developed, under development, held for development and held for sale	(271.5)	(96.3)
Decrease (increase) in other assets	4.4	(29.9)
(Increase) decrease in mortgage loans held for sale	(70.7)	75.5
Decrease in accounts payable, accrued expenses and other liabilities	(14.5)	(3.5)
Net cash used in operating activities	(98.8)	(135.7)
INVESTING ACTIVITIES
Expenditures for property and equipment	(79.0)	(57.5)
Proceeds from sale of assets	253.4	—
Increase in restricted cash	(38.9)	(8.9)
Investment in unconsolidated entities	(0.1)	—
Return of investment in unconsolidated entities	15.2	—
Net principal decrease of other mortgage loans and real estate owned	—	1.0
Purchases of debt securities collateralized by residential real estate	—	(3.9)
Payments related to business acquisitions, net of cash acquired	(158.1)	(4.1)
Net cash used in investing activities	(7.5)	(73.4)
FINANCING ACTIVITIES
Proceeds from notes payable	1,913.6	—
Repayment of notes payable	(1,752.5)	(0.5)
Advances (payments) on mortgage repurchase facility, net	69.8	(54.0)
Proceeds from stock associated with certain employee benefit plans	32.7	24.7
Excess income tax benefit from employee stock awards	—	8.7
Cash paid for shares withheld for taxes	(10.3)	(5.1)
Cash dividends paid	(94.1)	(74.7)
Repurchases of common stock	(47.9)	—
Distributions to noncontrolling interests, net	(2.0)	—
Net cash provided by (used in) financing activities	109.3	(100.9)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3.0	(310.0)
Cash and cash equivalents at beginning of period	1,007.8	1,303.2
Cash and cash equivalents at end of period	$1,010.8	$993.2

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	March 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$528.9	$436.4	$29.1	$16.4	$—	$—	$1,010.8
Restricted cash	9.4	40.0	6.0	—	—	—	55.4
Inventories:							—
Construction in progress and finished homes	5,119.6	—	—	—	—	—	5,119.6
Residential land and lots — developed, under development, held for development and held for sale	4,720.0	261.7	—	—	2.4	40.7	5,024.8
	9,839.6	261.7	—	—	2.4	40.7	10,144.4
Investment in unconsolidated entities	—	17.3	—	—	—	14.8	32.1
Mortgage loans held for sale	—	—	658.2	—	—	—	658.2
Deferred income taxes	218.2	1.4	—	—	—	0.3	219.9
Property and equipment, net	204.8	1.8	3.0	170.8	—	—	380.4
Other assets	543.6	22.5	42.0	3.9	(23.0)	18.7	607.7
Goodwill	80.0	—	—	—	—	29.2	109.2
	$11,424.5	$781.1	$738.3	$191.1	$(20.6)	$103.7	$13,218.1
Liabilities
Accounts payable	$568.9	$2.1	$3.0	$8.7	$—	$—	$582.7
Accrued expenses and other liabilities	967.9	59.2	35.6	15.2	(23.0)	(25.3)	1,029.6
Notes payable	2,623.1	109.8	489.8	—	—	11.2	3,233.9
	$4,159.9	$171.1	$528.4	$23.9	$(23.0)	$(14.1)	$4,846.2

	September 30, 2017
	Homebuilding	Financial Services	Other (2)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$973.0	$24.1	$10.7	$1,007.8
Restricted cash	9.3	7.2	—	16.5
Inventories:
Construction in progress and finished homes	4,606.0	—	—	4,606.0
Residential land and lots — developed, under development, held for development and held for sale	4,631.1	—	—	4,631.1
	9,237.1	—	—	9,237.1
Mortgage loans held for sale	—	587.3	—	587.3
Deferred income taxes	365.0	—	—	365.0
Property and equipment, net	194.4	3.0	127.6	325.0
Other assets	518.7	42.2	5.0	565.9
Goodwill	80.0	—	—	80.0
	$11,377.5	$663.8	$143.3	$12,184.6
Liabilities
Accounts payable	$575.6	$1.5	$3.3	$580.4
Accrued expenses and other liabilities	933.1	35.6	16.3	985.0
Notes payable	2,451.6	420.0	—	2,871.6
	$3,960.3	$457.1	$19.6	$4,437.0
__________________

(1)	Results are presented on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions with Forestar and the reclassification of Forestar’s interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$3,672.1	$—	$—	$—	$—	$—	$3,672.1
Land/lot sales and other	13.6	22.6	—	—	(8.5)	—	27.7
Financial services	—	—	94.9	—	—	—	94.9
	3,685.7	22.6	94.9	—	(8.5)	—	3,794.7
Cost of sales:
Home sales	2,907.5	—	—	—	—	—	2,907.5
Land/lot sales	12.0	16.2	—	—	(6.7)	2.5	24.0
Inventory and land option charges	30.1	—	—	—	—	—	30.1
	2,949.6	16.2	—	—	(6.7)	2.5	2,961.6
Selling, general and administrative expense	322.7	5.6	66.7	5.8	—	0.1	400.9
Equity in earnings of unconsolidated entities	—	(1.5)	—	—	—	1.1	(0.4)
Gain on sale of assets	—	(2.7)	—	—	—	1.6	(1.1)
Interest expense	—	2.1	—	—	(2.1)	—	—
Other (income) expense	(2.6)	(1.7)	(3.2)	(3.6)	—	—	(11.1)
Income before income taxes	$416.0	$4.6	$31.4	$(2.2)	$0.3	$(5.3)	$444.8

	Six Months Ended March 31, 2018
	Homebuilding	Forestar (1)	Financial Services	Other (2)	Eliminations (3)	Other Adjustments (4)	Consolidated
	(In millions)
Revenues:
Home sales	$6,856.6	$—	$—	$—	$—	$—	$6,856.6
Land/lot sales and other	50.0	53.5	—	—	(8.5)	—	95.0
Financial services	—	—	176.0	—	—	—	176.0
	6,906.6	53.5	176.0	—	(8.5)	—	7,127.6
Cost of sales:
Home sales	5,429.0	—	—	—	—	—	5,429.0
Land/lot sales	43.3	35.5	—	—	(6.7)	6.9	79.0
Inventory and land option charges	33.8	—	—	—	—	—	33.8
	5,506.1	35.5	—	—	(6.7)	6.9	5,541.8
Selling, general and administrative expense	627.5	19.1	128.4	9.8	—	0.3	785.1
Equity in earnings of unconsolidated entities	—	(9.1)	—	—	—	6.4	(2.7)
Gain on sale of assets	(13.4)	(2.7)	—	—	—	1.6	(14.5)
Interest expense	—	4.2	—	—	(4.2)	—	—
Other (income) expense	(3.4)	(2.2)	(6.1)	(6.5)	—	—	(18.2)
Income before income taxes	$789.8	$8.7	$53.7	$(3.3)	$2.4	$(15.2)	$836.1
Summary Cash Flow Information:
Cash provided by (used in) operating activities	$90.7	$(150.2)	$(30.7)	$(0.5)	$—	$(8.1)	$(98.8)
__________________

(1)	Results are presented from the date of acquisition and on Forestar’s historical cost basis.

(2)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

(3)	Amounts represent the elimination of intercompany transactions with Forestar and the reclassification of Forestar’s interest expense to inventory.

(4)	Amounts represent purchase accounting adjustments related to the Forestar acquisition.

D.R. HORTON, INC.
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended March 31, 2017
	Homebuilding	Financial Services	Other (1)	Consolidated
	(In millions)
Revenues:
Home sales	$3,158.1	$—	$—	$3,158.1
Land/lot sales and other	6.3	—	—	6.3
Financial services	—	86.9	—	86.9
	3,164.4	86.9	—	3,251.3
Cost of sales:
Home sales	2,532.1	—	—	2,532.1
Land/lot sales	5.6	—	—	5.6
Inventory and land option charges	12.2	—	—	12.2
	2,549.9	—	—	2,549.9
Selling, general and administrative expense	294.5	58.2	2.5	355.2
Other (income) expense	(2.4)	(3.5)	(1.8)	(7.7)
Income before income taxes	$322.4	$32.2	$(0.7)	$353.9

	Six Months Ended March 31, 2017
	Homebuilding	Financial Services	Other (1)	Consolidated
	(In millions)
Revenues:
Home sales	$5,955.8	$—	$—	$5,955.8
Land/lot sales and other	34.7	—	—	34.7
Financial services	—	165.0	—	165.0
	5,990.5	165.0	—	6,155.5
Cost of sales:
Home sales	4,776.9	—	—	4,776.9
Land/lot sales	26.4	—	—	26.4
Inventory and land option charges	14.5	—	—	14.5
	4,817.8	—	—	4,817.8
Selling, general and administrative expense	562.9	112.9	5.2	681.0
Other (income) expense	(6.5)	(6.7)	(2.2)	(15.4)
Income before income taxes	$616.3	$58.8	$(3.0)	$672.1
Summary Cash Flow Information:
Cash (used in) provided by operating activities	$(240.4)	$108.6	$(3.9)	$(135.7)
__________________

(1)	Amounts represent the aggregate balances of certain subsidiaries that are immaterial for separate reporting.

D.R. HORTON, INC.
ORDERS, CLOSINGS AND BACKLOG
($s in millions)

NET SALES ORDERS
	Three Months Ended March 31,				Six Months Ended March 31,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,991	$566.8	1,791	$513.1	3,421	$965.3	2,937	$844.1
Midwest	790	306.5	643	249.2	1,167	451.5	1,006	392.4
Southeast	5,054	1,352.6	4,470	1,167.1	8,686	2,329.0	7,618	1,992.2
South Central	4,788	1,200.5	4,329	1,071.5	7,814	1,961.2	7,167	1,782.6
Southwest	889	211.7	745	172.8	1,590	376.8	1,203	279.5
West	2,316	1,103.4	2,013	1,015.5	3,903	1,880.3	3,301	1,662.3
	15,828	$4,741.5	13,991	$4,189.2	26,581	$7,964.1	23,232	$6,953.1

HOMES CLOSED
	Three Months Ended March 31,				Six Months Ended March 31,
	2018		2017		2018		2017
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	1,531	$435.4	1,309	$372.6	2,919	$828.4	2,362	$678.4
Midwest	514	203.6	430	168.0	922	365.0	829	317.6
Southeast	3,935	1,041.0	3,695	968.7	7,679	2,029.7	7,032	1,851.2
South Central	3,636	913.3	3,254	815.0	6,814	1,721.6	6,157	1,553.6
Southwest	713	168.8	532	126.7	1,405	324.6	987	231.4
West	1,952	910.0	1,465	707.1	3,330	1,587.3	2,722	1,323.6
	12,281	$3,672.1	10,685	$3,158.1	23,069	$6,856.6	20,089	$5,955.8

SALES ORDER BACKLOG
	As of March 31,
	2018		2017
	Homes	Value	Homes	Value
East	2,046	$589.7	1,876	$548.7
Midwest	664	258.9	647	258.8
Southeast	5,064	1,404.2	4,639	1,262.7
South Central	4,956	1,257.8	4,850	1,247.1
Southwest	1,028	244.8	871	198.8
West	2,083	1,078.1	1,735	919.2
	15,841	$4,833.5	14,618	$4,435.3